John Hancock Life Insurance Company
Law Sector

John Hancock Place
P.O. Box 111
Boston, Massachusetts
02117-0111
(617) 572-8050

Ronald J. Bocage
Vice President & Counsel



                                                                     EXHIBIT (N)

April 21, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: John Hancock Variable Life Account UV File Nos. 811-7766 and 333-70746

Commissioners:

  This opinion is being furnished with respect to the filing of Post-Effective No. 7 under the Securities Act of 1933 (Post-Effective Amendment No. 22 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Account UV as required by Rule 485 under the 1933 Act.

  I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

  I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.



Very truly yours,

/s/ Ronald J. Bocage
----------------------
Ronald J. Bocage
Counsel